EXHIBIT (j)


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
First American Strategy Funds, Inc.:


We consent to the use of our report dated November 13, 1998 incorporated by reference herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Transfer Agent; Counsel; Accountants" in Part B of the Registration Statement.


                                        /s/ KPMG PEAT MARWICK LLP


Minneapolis, Minnesota
January 29, 1999